UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 20, 2018

Streamline Health Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28132	31-1455414
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1175 Peachtree Street NE, 10th Floor

Atlanta, GA 30361

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (404) 446-2052

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On November 20, 2018, Streamline Health Solutions, Inc. (the “Company”), Streamline Health, Inc., as borrower, and Wells Fargo Bank, N.A., as administrative agent, and the other lender parties thereto entered into a Fourth Amendment (the “Fourth Amendment”) to the Company’s Credit Agreement dated November 21, 2014, as previously amended on April 15, 2015, April 29, 2016, and June 19, 2017 (the “Credit Agreement”).

The Fourth Amendment extends the maturity date of the term loan to May 21, 2020, modifies the repayment schedule for the principal of the term loan, changes the minimum liquidity requirements applicable to the Company, and, effective as of October 31, 2018, modifies the minimum EBITDA covenant thresholds. The newly negotiated lower minimum thresholds for EBITDA covenants are markedly lower than the Company’s previous minimum EBITDA covenant thresholds.

The Fourth Amendment changed the minimum liquidity required to be maintained by the Company to at least (i) $3,500,000 from November 20, 2018 through and including January 31, 2019, and (ii) $4,000,000 from February 1, 2019 through and including the maturity date of the Credit Agreement.

The following table shows the minimum EBITDA covenant thresholds, as modified by the Fourth Amendment:

Applicable Amount	Applicable Period
$(509,000)	For the fiscal quarter ending October 31, 2018
$20,000	For the 2-quarter period ending January 31, 2019
$204,000	For the 3-quarter period ending April 30, 2019
$180,000	For the 4-quarter period ending July 31, 2019
$508,000	For the 4-quarter period ending October 31, 2019
$408,000	For the 4-quarter period ending January 31, 2020
$562,000	For the 4-quarter period ending April 30, 2020 and for the 4-quarter period ending on each July 31, October 31, January 31, and April 30 thereafter

The foregoing is a summary of the terms of the Fourth Amendment. The summary does not purport to be complete and is qualified in its entirety by reference to the Fourth Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The NASDAQ Stock Market advised the Company on November 26, 2018 that the closing bid price of the Company’s common stock, par value $0.01 per share of the Company (the

“Common Stock”) has been below the minimum bid price of $1.00 per share for the previous 30 consecutive business days, which is required for continued listing on The NASDAQ Capital Market pursuant to NASDAQ Listing Rule 5550(a)(2) (the “Listing Rule”).

Pursuant to NASDAQ Listing Rule 5810(c)(3)(A), NASDAQ has provided the Company with 180 calendar days, or until May 28, 2019, to regain compliance with the Listing Rule. During this period, the Company’s Common Stock will continue to trade uninterrupted on The NASDAQ Capital Market under the symbol “STRM.” To regain compliance, the closing bid price of the Common Stock must be at least $1.00 for a minimum of 10 consecutive business days at any time before May 28, 2019. If the Company regains compliance with the Listing Rule, NASDAQ will provide written confirmation to the Company and close the matter. If the Company is not able to regain compliance with the Listing Rule by May 28, 2019 and is ineligible for additional time, the Company will receive notice of delisting from NASDAQ, which notice may be appealed at that time.

The Company intends to continue actively monitoring the closing bid price for its common stock between now and May 28, 2019 and will consider available options to resolve the deficiency and regain compliance with the minimum closing bid price requirement. The Company has options that are available to help cure the deficiency, including, but not limited to, effecting a reverse stock split.

Item 9.01.                                        Financial Statements and Exhibits.

(d)  Exhibits.

EXHIBIT
NUMBER	DESCRIPTION

10.1	Fourth Amendment to Credit Agreement dated as of November 20, 2018 by and among Wells Fargo Bank, N.A., the lenders party thereto, Streamline Health Solutions, Inc. and Streamline Health, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Streamline Health Solutions, Inc.

Date:	November 27, 2018	By:	/s/ David W. Sides
		Name:	David W. Sides
		Title:	Chief Executive Officer